Exhibit 99.2

Entercom Announces Pricing of Upsized $540 Million Offering of

Senior Secured Second-Lien Notes

PHILADELPHIA, PA – March 11, 2021 – Entercom Communications Corp. (NYSE: ETM) (“Entercom”), a leading media and entertainment company and one of the largest radio broadcasters in the United States, announced today that Entercom Media Corp. (the “Issuer”), its wholly owned subsidiary, has priced $540 million in aggregate principal amount of 6.750% senior secured second-lien notes due 2029 (the “Notes”). The size of the offering was increased from the previously announced $500 million in aggregate principal amount of the Notes. The sale of the Notes is expected to close on March 25, 2021, subject to customary closing conditions. The Issuer expects to use the net proceeds from the offering to redeem all of its 7.250% senior notes due 2024 and to partially repay existing indebtedness under its senior secured credit facility.

The Notes will be fully and unconditionally guaranteed on a senior secured second-lien basis by each direct and indirect subsidiary of the Issuer that guarantees the Issuer’s senior secured credit facility. The Notes and the related guarantees will be secured on a second-priority basis by liens on substantially all of the assets of the Issuer and the guarantors.

The Notes were offered in a private offering exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Entercom

Entercom is a leading audio and entertainment company engaging over 170 million consumers each month through its iconic broadcast brands, expansive digital platform, premium podcast network and live events and experiences. With presence in every major U.S. market, and accessible on every device, Entercom delivers the industry’s most compelling live and on-demand content and experiences from voices and influencers its communities trust and love. Entercom’s robust portfolio of assets and integrated solutions offer advertisers today’s most engaged audiences through targeted reach, brand amplification and local activation—all at national scale. Entercom is the unrivaled leader in local radio sports and news and the #1 creator of live, original local audio content in the United States. Learn more at www.entercom.com, Facebook and Twitter (@Entercom).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the section entitled “Risk Factors” in Entercom’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are not guarantees of future events, and actual events may differ materially from those made in or suggested by the forward-looking statements. In addition, forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking statements in this press release are made only as of the date of this press release, and Entercom does not undertake any obligation to update or revise publicly any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.